Exhibit 4 (a)

                        CERTIFICATE OF AMENDMENT

                                   OF

                  RESTATED CERTIFICATE OF INCORPORATION

                                   OF

                      UNITED INDUSTRIAL CORPORATION

                             ---------------

        Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

                             ---------------

            The undersigned, Richard R. Erkeneff and Susan Fein Zawel, being respectively the President and Secretary of UNITED INDUSTRIAL CORPORATION, a Delaware corporation (the "Corporation"), do hereby certify on behalf of the Corporation as follows:

            FIRST: That the first sentence of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

            "The total number of shares of all classes of stock which the Corporation shall have the authority to issue is thirty million (30,000,000) shares, all of which shall be Common Stock, par value one dollar ($1.00) per share."

            SECOND: This Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware pursuant to Section 103 of the General Corporation Law of the State of Delaware.

            THIRD: This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.





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


            IN WITNESS WHEREOF, UNITED INDUSTRIAL CORPORATION has caused this Certificate of Amendment to be issued signed by Richard R. Erkeneff, its President, and attested by Susan Fein Zawel, its Secretary, as of this 13th day of May, 1998.


                                 UNITED INDUSTRIAL CORPORATION


                                 By: /s/ Richard R. Erkeneff
                                     -----------------------
                                 Name:  Richard R. Erkeneff
                                 Title: President



ATTEST:


By: /s/ Susan Fein Zawel
    --------------------
 Name:  Susan Fein Zawel
 Title: Secretary





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